GROUP 1 AUTOMOTIVE, INC. AND SUBSIDIARIES

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-8 No. 333-161324) pertaining to the Group 1 Automotive, Inc. 1998
Employee Savings Plan,

(2)    Registration Statement (Form S-8 No. 333-145034) pertaining to the Group 1 Automotive, Inc. Deferred
Compensation Plan, and

(3)    Registration Statement (Form S-8 No. 333-196424) pertaining to the Group 1 Automotive, Inc. 2014 Long Term
Incentive Plan;

of our report dated February 24, 2015, except for Note 22, as to which the date is May 8, 2015, with respect to the consolidated financial statements of Group 1 Automotive, Inc. and subsidiaries, and our report dated February 24, 2015, with respect to the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc. and subsidiaries, included in the Current Report (Form 8-K) of Group 1 Automotive, Inc. dated May 8, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
May 8, 2015